MISTRAS GROUP, INC.
OPTION AWARD AGREEMENT

This Option Award Agreement (this "Award Agreement"), effective as of the Date of Grant set forth below, represents the grant of an option (the "Option") to purchase shares of common stock, par value $0.01 per share ("Common Stock"), of Mistras Group, Inc. (the "Company") to Natalia Shuman-Fabbri (the "Participant"), subject to the terms and conditions set forth below. The grant of the Option has been made by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The number of shares of Common Stock that may be purchased pursuant to the Option, and the per share exercise price (the "Exercise Price") payable for shares of Common Stock upon exercise of the Option, are set forth in Article I of this Award Agreement.
The grant of the Option pursuant to this Award Agreement is being made pursuant to the terms and provisions of the Mistras Group, Inc. 2016 Long-Term Incentive Plan Amended and Restated as of March 27, 2024 (the "Plan") relating to Options (as the term "Options" is defined in the Plan), which terms and provisions are hereby incorporated into this Award Agreement by this reference, as though fully set forth herein, except as and to the extent expressly provided to the contrary in this Award Agreement. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein. A copy of the Plan has been provided to the Participant along with this Award Agreement.
I.    STOCK OPTION GRANT AWARD TERMS

The Participant has been granted, for service as President and Chief Officer of the Company, the Option to purchase shares of Common Stock, subject to the terms and conditions of this Award Agreement, as set forth above and as follows:

Date of Grant:	September 8, 2025
Vesting Date:	September 8, 2026
Exercise Price per Share:	$9.71
Total Number of Shares Granted:	35,000 shares of Common Stock (the “Shares”)
Total Exercise Price:	$339,850.00
Type of Option:	Non-Qualified Stock Option
Expiration Date:	Ten (10) years from Date of Grant

The Option shall become fully vested and exercisable on the Vesting Date set forth above, provided the Participant remains in continuous employment or service with the Company from the Date of Grant through the Vesting Date. The vesting and exercisability of the Option shall fully accelerate so that the Option is fully vested and exercisable in connection with termination of Participant’s employment to the extent, and subject to the conditions, described in Section 11(a) of that certain employment agreement between the Company and the Participant dated December 5, 2024, (the “Employment Agreement”) and such termination occurs prior to the Vesting Date.
Exercise Period:
The Option shall be exercisable by the Participant (or the Participant's estate or legal representative upon the Participant's death) at any time from and after the Vesting Date (or earlier, if pursuant to the terms of this Award Agreement or the Plan, the Option is exercisable earlier) and up to and including the earliest of (i) the Expiration Date set forth above, (ii) 90 days following termination of the Participant’s employment or service with the Company for any reason other than death, “Disability” (as defined in the Employment Agreement) or “Cause”, (iii) one year following termination of the Participant’s employment or service with the Company by reason the Participant’s death or by the Company on account of the Participant’s “Disability” or (iv) immediately upon termination of the Participant’s employment if the Participant’s employment is terminated by the Company for Cause (or the date the Participant's employment ceases, if at such time there exist grounds for a termination for Cause); provided that, notwithstanding the foregoing, all of the provisions of Article 9 of the Plan (Change in Control) shall be applicable to the Option. Any portion of the Option that is not vested and exercisable on the date of the Participant’s termination of employment or service will immediately terminate. Notwithstanding the provisions herein, in no event may the Option be exercised after the expiration of its stated term or before it becomes vested and exercisable.
II.     ADDITIONAL TERMS
1.    Exercise of Option.
(a)Method of Exercise. The Option shall be exercisable by delivery of an exercise notice or in a manner and pursuant to such procedures as the Committee may determine (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "Exercised Shares"), and such other representations as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. The Option shall be deemed to be exercised upon receipt by the Company of the Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.
(b)Compliance with Law. No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with applicable laws.
2.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:
(c)(i)    cash, check, bank draft, electronic funds transfer or money order payable to the Company;

(d)(ii)    by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock provided that such shares (x) shall be valued at Fair Market Value on the date of exercise, and (y) must be owned free and clear of any liens, claims, encumbrances or security interests;
(e)(iii)    by payment to the Company pursuant to a broker-assisted cashless exercise program established and maintained by the Company in connection with the Plan; or
(f)(iv)    by a "net exercise" pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares necessary to satisfy the Exercise Price, with such shares of Common Stock being valued at Fair Market Value as of the date of exercise, provided, that the Participant must pay any remaining balance of the aggregate Exercise Price not satisfied by the "net exercise" in another form of payment set forth herein.
3.    Nontransferability. Except as otherwise permitted by the Committee in accordance with the Plan, the Option is not assignable or transferable other than to a beneficiary designated to receive the Option upon the Participant’s death or by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Participant only by the Participant (or, in the event of the Participant’s incapacity, the Participant’s legal representative or guardian). Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the Option or any part of it to be transferred or assigned in any manner and for any purpose not permitted hereunder or under the Plan shall be null and void and without effect upon the Company, the Participant or any other person.
4.    Rights as a Stockholder. No Shares shall be sold, issued or delivered hereunder until full payment for such Shares has been made (including, for this purpose, satisfaction of the applicable withholding tax). The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option unless and until the Option is exercised and the Shares covered by the exercise of the Optinon are issued in the name of the Participant. Except as otherwise specified, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such Shares are issued.
5.    Tax Withholding. The Company reserves the right to withhold, in accordance with applicable laws, from any consideration payable or property transferable to the Participant (including any Shares issuable to the Participant upon the exercise of the Option), any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of the Option or the sale or other disposition of the Shares. If the amount of any consideration payable to the Participant is insufficient to pay such taxes or if no consideration is payable to the Participant, upon the request of the Company, the Participant will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the exercise of the Option or the sale or other disposition of the Shares issued upon the exercise of the Option. The minimum required withholding obligations may be settled with the Shares.

6.    Entire Agreement; Governing Law. This Award Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. This Award Agreement may not be amended except by means of a writing signed by the Company and the Participant, and, for the avoidance of doubt, if any provision of the Plan that is incorporated by reference herein and applicable to the Option is amended, and such amendment would adversely affect the Participant's interest, then such amended provision shall not be given effect hereunder unless reflected in a writing signed by the Company and the Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
7.    No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE THE PARTICIPANT'S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
8.    Administration. The Option, this Award Agreement and the rights of the Participant hereunder are subject to such rules and regulations as the Committee may adopt for administration of the Plan. Consistent with Article 3 of the Plan, it is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Option and this Award Agreement, all of which shall be binding upon the Participant and his successors.
9.    Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company, the Participant and any beneficiary of the Participant.
10.    Electronic Delivery of Documents. The Participant authorizes the Company and its affiliates to deliver electronically any prospectuses or other documentation related to the Option and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, periodic reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company's intranet site or the website of a third-party administrator designated by the Company. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
[Signature Page Follows]

The Participant hereby accepts the Option subject to all of the terms and provisions of this Award Agreement.

PARTICIPANT                    MISTRAS GROUP, INC
    By:
    Natalia Shuman                            Michael C. Keefe
                                        Executive Vice President

Signature Page to Option Award Agreement — Natalia Shuman-Fabbri

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